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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 15, 1998, included in The Rottlund Company, Inc.'s Form 10-K for the year ended March 31, 1998 and to all references to our firm included in this Registration Statement.

Minneapolis, Minnesota
April 9, 1999